Special Meeting of Shareholders

A Special Meeting of Shareholders of Northwestern Mutual Series Fund, Inc. (Series Fund) was held on November 9, 2016. Shares of the Series Funds Portfolios are sold to separate variable insurance accounts (Variable
Accounts) of The Northwestern Mutual Life Insurance Company (Northwestern Mutual) and to other Portfolios of the Series Fund that operate as affiliated fund of funds to achieve their investment objectives (Allocation Portfolios). Accordingly, Northwestern Mutual owns all of the outstanding shares of the Series Fund (either directly or indirectly through the Allocation Portfolios) and therefore is the Series Funds only shareholder. Northwestern Mutual holds these shares for its Variable Accounts used for funding its variable annuity contracts and variable life insurance policies. Northwestern Mutual voted the outstanding shares allocated to the Variable Accounts in accordance with the instructions received from variable annuity contract or variable life insurance policy owners and payees. Shares of each Portfolio of the Series Fund as to which no timely instructions were received were voted by Northwestern Mutual in proportion to the instructions from those contract and policy owners and payees who furnished timely instructions with respect to shares of that Portfolio. With respect to the shares of the Portfolios of the Series Fund held by the Allocation Portfolios (Underlying Portfolios), Mason Street Advisors, as the Series Funds investment adviser, voted in the same proportion as the voting instructions received by Northwestern Mutual from those variable annuity contract or variable life insurance policy owners and payees who furnished timely instructions for each Underlying Portfolio. The results of the shareholders vote on the proposals are as follows:

Proposal 1 To elect eight Directors to Series Funds Board of Directors. (Under Maryland law, the nominees for director receiving the vote of a plurality of the outstanding voting shares of Series Fund cast at a shareholders meeting will be elected.)

Director Name
Votes For
Votes Withheld
 Total Votes

Miriam M. Allison
13,821,692,731.898
378,025,956.393
 14,199,718,688.291

Christy L. Brown
13,803,304,077.750
396,414,610.541
14,199,718,688.291

William J. Gerber
 13,848,427,775.536
 351,290,912.755
 14,199,718,688.291

Gail L. Hanson
 13,848,243,988.165
351,474,700.126
 14,199,718,688.291

Robert H. Huffman III
 13,843,178,663.905
 356,540,024.386
14,199,718,688.291

Ronald P. Joelson
13,858,035,914.760
341,682,773.531
14,199,718,688.291

David Ribbens
 13,836,498,350.934
 363,220,337.357
14,199,718,688.291

Donald M. Ullmann
 13,847,204,308.996
352,514,379.295
14,199,718,688.291

Michael G. Smith retired as a director of the Series Fund effective December 31, 2016 in accordance with the Series Funds By-laws. Accordingly, Mr. Smith did not stand for re-election at the Special Meeting of Shareholders.

Proposal 2 To approve a change in the Portfolios fundamental investment policy concerning commodities.
(All Portfolios voted on this Proposal separately.)

Portfolio Name
Votes For
Votes Against
Votes Abstained
Total Votes

Growth Stock

292,878,373.334
12,512,882.395
21,117,904.921
326,509,160.650

Focused Appreciation
341,607,321.915
12,477,204.673
20,432,766.655
374,517,293.243

Large Cap Core Stock

289,130,521.093
17,493,678.026
 21,845,969.040
328,470,168.159

Large Cap Blend
135,705,042.301
 5,935,063.874
13,696,489.223
 155,336,595.398

Index 500 Stock

572,712,439.056
28,180,469.493
 38,238,662.765
 639,131,571.314

Large Company Value

176,398,052.517
7,628,039.027
 15,141,103.965
199,167,195.509

Domestic Equity

424,846,375.641
11,280,710.962
 32,704,895.832
468,831,982.435

Equity Income

435,813,079.125
11,808,004.575
 31,431,948.153
  479,053,031.853

Mid Cap Growth Stock
306,631,105.765
17,411,895.741
22,692,176.249
 346,735,177.755

Index 400 Stock
348,883,975.512
21,505,562.344
 23,749,473.076
 394,139,010.932

Mid Cap Value
271,752,139.156
	10,818,802.510
19,521,214.492
 302,092,156.158

Small Cap Growth Stock
210,305,265.396
	9,736,728.491
11,189,434.016
231,231,427.903

Index 600 Stock
108,398,620.605
7,811,532.804
5,028,166.856
121,238,320.265

Small Cap Value
244,503,060.005
11,404,735.360
  17,529,196.195
   273,436,991.560

International Growth

369,001,460.814
	15,754,499.642
25,390,782.922
   410,146,743.378

Research International Core

553,106,186.222
18,073,023.240
30,086,748.658
601,265,958.120

International Equity
925,145,401.406
36,847,257.668
69,714,965.038
 1,031,707,624.112

Emerging Markets Equity
534,333,640.936
19,393,727.344
33,108,116.693
 586,835,484.973

Government Money Market
413,121,240.553
21,944,989.003
41,507,547.180
 476,573,776.736

Short-Term Bond
219,750,422.306
10,960,268.463
21,391,592.019
   252,102,282.788

Select Bond
2,024,258,422.913
	74,646,023.534
175,406,995.617
2,274,311,442.064

Long-Term U.S. Government Bond

98,029,213.798
2,983,428.320
8,495,343.879
109,507,985.997

Inflation Protection
245,115,539.870
9,093,144.721
  23,165,913.431
277,374,598.022

High Yield Bond
961,680,400.939
32,593,630.099
  74,955,622.708
1,069,229,653.746

Multi-Sector Bond

565,093,841.059
	18,583,550.066
51,053,370.628
   634,730,761.753

Balanced

1,405,782,870.604
	66,708,212.858
 135,232,847.101
 1,607,723,930.563

Asset Allocation
208,810,391.404
	 4,154,371.176
15,353,600.325
   228,318,362.905

Proposal 3 To approve a change in the classification of the Inflation Protection Portfolio from a diversified company to a non-diversified company under
Section 5(b) of the Investment Company Act of 1940, as amended.
(Only shareholders of the Inflation Protection Portfolio voted on this Proposal)

Portfolio Name
 Votes For
 Votes Against
Votes Abstained
Total Votes

Inflation Protection

242,752,126.396
10,424,059.681
24,198,411.945
277,374,598.022